UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2007

HILTON HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	I-3427	36-2058176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9336 Civic Center Drive, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 278-4321

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)           Appointment of Officer

                On May 24, 2007, Hilton Hotels Corporation (the “Company”) issued a press release announcing that its Board of Directors has elected Matthew J. Hart to succeed Stephen F. Bollenbach as Chief Executive Officer of the Company, effective as of January 1, 2008.  As previously announced, Mr. Bollenbach will serve as Co-Chairman and Chief Executive Officer of the Company until December 31, 2007, and will retain his position as Co-Chairman thereafter.  The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

                Effective January 1, 2008, Mr. Hart will serve as President and Chief Executive Officer of the Company.  Mr. Hart has served as President and Chief Operating Officer of the Company since May 2004 and, prior thereto, as Executive Vice President and Chief Financial Officer of the Company.  Mr. Hart serves as a director of the Company, Kilroy Realty Corporation and U.S. Airways Group, Inc.

ITEM 9.01             Financial Statements and Exhibits

                                (d)  Exhibits

       Exhibit 99.1     Press release of Hilton Hotels Corporation, dated May 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 24, 2007

HILTON HOTELS CORPORATION

By:	/s/ Madeleine A. Kleiner
Madeleine A. Kleiner
Executive Vice President and General Counsel